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THIS  SECOND  AMENDMENT  AGREEMENT  TO THE CASH MANAGEMENT AGREEMENT is made on
26th March, 2003

BETWEEN:

(1) ABBEY NATIONAL PLC, a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN in its capacity as cash manager (the "CASH MANAGER", which expression shall include such other person as may from time to time be appointed as cash manager pursuant to this Agreement);

(2) ABBEY NATIONAL PLC, a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN in its capacity as Seller of the Loans (the "SELLER");

(3) HOLMES TRUSTEES LIMITED (registered number 3982431), a private limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the "MORTGAGES TRUSTEE");

(4) HOLMES FUNDING LIMITED (registered number 3982428), a private limited company incorporated under the laws of England and Wales whose registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN ("FUNDING" and, together with the Seller, the "BENEFICIARIES"); and

(5) JPMORGAN CHASE BANK, LONDON BRANCH whose principal office is at Trinity Tower, 9 Thomas More Street, London E1W 1YT in its capacity as trustee (the "SECURITY TRUSTEE" which expression shall include such company and all other persons or companies for the time being acting as the trustee or trustees under the Funding Deed of Charge, the Issuer Deeds of Charge and the Trust Deed).

WHEREAS:

(A) The Cash Manager is providing Cash Management Services to the Mortgages Trustee, Funding and the Security Trustee on the terms and subject to the conditions contained in the Cash Management Agreement.

(B) On 29th November, 2000 the parties hereto agreed to amend the terms of the Cash Management Agreement to provide for the creation of the Second Issuer Fund.

(C) The parties have agreed to further amend the terms of the Cash Management Agreement to reflect the creation of the Funding Liquidity Reserve Fund.

(D) The parties to the Cash Management Agreement have agreed to amend the terms of the Cash Management Agreement as set out herein.

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IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

      The Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Slaughter and May on 26th March, 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Amended and Restated Master Definitions and Construction Schedule.

2.    AMENDMENTS

2.1 CLAUSE 1.1 of the Cash Management Agreement is hereby amended by deleting the current CLAUSE 1.1 in its entirety, and replacing it with the following new CLAUSE 1.1:

      "The Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Slaughter and May on 26th March, 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Amended and Restated Master Definitions and Construction Schedule.".

2.2 CLAUSE 4.3(A) of the Cash Management Agreement is hereby amended by deleting the current CLAUSE 4.3(A) in its entirety, and replacing it with the following new CLAUSE 4.3(A):

      "(a) The Cash Manager shall open and maintain in the books of Funding certain ledgers to be known as the Funding Revenue Ledger, the Funding Principal Ledger, the First Reserve Ledger, the Second Reserve Ledger and the Cash Accumulation Ledger which shall
             (together  with  the   Funding   Liquidity  Reserve  Ledger  (once
             established in accordance with CLAUSE 4.3(B))) reflect the aggregate of all amounts of cash standing to the credit of the Funding GIC Account and the Funding Transaction Account and all amounts invested in Authorised Investments purchased from amounts standing to the credit of the Funding GIC Account and the Funding Transaction Account from time to time.".

2.3 Clause 4.3 of the Cash Management Agreement is hereby amended by inserting the following paragraph (b) and renumbering the current paragraph (b) as paragraph (c) and the current paragraph (c) as paragraph
      (d):

      "(b) On the Interest Payment Date following a Funding Liquidity Reserve Fund Relevant Event, the Cash Manager shall open and maintain in the books of Funding a further ledger, to be known as the Funding Liquidity Reserve Ledger.".

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2.4   SCHEDULE 2 of the Cash Management Agreement is hereby amended by deleting the current paragraph 18 in its entirety and replacing it with the following paragraph 18:

      "RESERVE LEDGERS

      (a) On each Interest Payment Date, the Cash Manager shall determine the Second Reserve Fund Required Amount (as defined below) which shall apply for the period from but excluding that Interest Payment Date to and including the next following Interest Payment Date.

      (b) A First Reserve Tranche (if any) drawn down on a relevant Closing Date by Funding pursuant to a Start-Up Loan Agreement will be credited to the First Reserve Ledger.

      (c) Amounts shall be credited to the First Reserve Ledger and the Second Reserve Ledger in accordance with the Funding Priority of Payments above.

      (d) On each Interest Payment Date following a Funding Liquidity Reserve Fund Relevant Event, the Cash Manager shall determine the Funding Liquidity Reserve Required Amount which shall apply for the period from but excluding that Interest Payment Date to and including the next following Interest Payment Date.

      (e) Amounts shall be debited to the First Reserve Ledger, the Second Reserve Ledger and the Funding Liquidity Reserve Ledger on each Interest Payment Date in order to be applied in accordance with the order of priority of payments set out in Schedule 3 to the Funding Deed of Charge.

             "SECOND RESERVE FUND REQUIRED AMOUNT" shall mean an amount equal to "X" where "X" is calculated on each Interest Payment Date as follows:

                   A x B x C = X

                   where,

                   A = (LIBOR for three-month Sterling deposits + 1.00 per cent.) - (the weighted average yield on the Loans in the Mortgages Trust - 0.10 per cent.) + (the blended margin on the Funding Swap)

                   B = the aggregate Outstanding Principal Balance of all the Term Advances

                   C = the weighted average life of all the Term Advances. The weighted average life of the Term Advances will be calculated based on the following assumptions:

                         1. the lower of a 15% CPR and the actual 12 month rolling CPR;

                         2. the Seventh Issuer not exercising its option to redeem the Seventh Issuer Notes (other than the Series 1 Class A Seventh Issuer Notes and the Series 2 Class A Seventh Issuer Notes) on the Interest Payment Date falling in April 2008,

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                                       4
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                                Holmes Financing (No. 6) PLC not exercising its
                                option to redeem the Sixth Issuer Notes (other than the Series 1 Class A Sixth Issuer Notes and the Series 2 Class A Sixth Issuer Notes) on the Interest Payment Date falling in April
                                2008,   Holmes   Financing   (No.  5)  PLC  not
                                exercising its option to redeem the Fifth Issuer Notes (other than the Series 1 Class A Fifth Issuer Notes and the Series 2 Class A Fifth Issuer Notes) on the Interest Payment Date falling in October 2006, Holmes Financing (No. 4) PLC not exercising its option to redeem the Fourth Issuer Notes (other than the Series 3 Class D Fourth Issuer Notes and the Series 4 Fourth Issuer Notes) on the Interest Payment Date falling in July 2006, Holmes Financing (No. 4) PLC not exercising its option to redeem
                                its  Series  4  Fourth  Issuer  Notes   on  the
                                Interest Payment Date falling in October 2006, Holmes Financing (No.3) PLC not exercising its option to redeem the Third Issuer Notes on the Interest Payment Date falling in July 2006, Holmes Financing (No.2) PLC not exercising its option to redeem the Second Issuer Notes on the Interest Payment Date falling in October 2007 and Holmes Financing (No.1) PLC not exercising its option to redeem the First Issuer Notes on the Interest Payment Date falling in July 2010; and

                         3.     a minimum life of 2.5 years.".

2.5 SCHEDULE 3B of the Cash Management Agreement is hereby amended so that references to "Reserve Fund" in that Form of Quarterly Report shall be deemed to be references to the First Reserve Fund, the Second Reserve Fund and the Funding Liquidity Reserve Fund. The parties hereto also agree that each Quarterly Report made after the date hereof shall include reference to the Third Issuer, the Fourth Issuer, the Fifth Issuer, the Sixth Issuer and the Seventh Issuer and any New Issuer.

3.    MISCELLANEOUS

3.1 Save as expressly amended by this Agreement, the Cash Management Agreement shall remain in full force and effort. The Agreement shall form part of the Cash Management Agreement and references therein to "this Agreement" shall be read as references to the Cash Management Agreement as amended by this Agreement.

3.2 This Agreement may be executed (manually or by facsimile) in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

3.3 This Agreement shall be governed by and construed in accordance with the laws of England.

3.4 A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

AS WITNESS WHEREOF the parties hereto have executed this Agreement for delivery on the day and year first before written.


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                                       5

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                                 SIGNATORIES



Signed by                                  )
for and on behalf of                       )
ABBEY NATIONAL PLC                         )      /s/ Norman Wilkes
as Seller and Cash Manager                 )      NORMAN WILKES



Signed by                                  )
for and on behalf of                       )      /s/ Nic Patch
HOLMES TRUSTEES LIMITED                    )      NIC PATCH FOR SPV
                                                  MANAGEMENT LIMITED



Signed by                                  )
for and on behalf of                       )      /s/ Nic Patch
HOLMES FUNDING LIMITED                     )      NIC PATCH FOR SPV
                                                  MANAGEMENT LIMITED



Signed by                                  )
for and on behalf of                       )
JPMORGAN CHASE BANK,                       )      /s/ Aderemi Bola
LONDON BRANCH                              )      ADEREMI BOLA
                                           )




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







CONFORMED COPY

                            DATED 26TH MARCH, 2003






                              ABBEY NATIONAL PLC

                                      and

                            HOLMES TRUSTEES LIMITED

                                      and

                            HOLMES FUNDING LIMITED

                                      and

                      JPMORGAN CHASE BANK, LONDON BRANCH






                 ____________________________________________

                         SECOND AMENDMENT AGREEMENT TO
                           CASH MANAGEMENT AGREEMENT
                  ___________________________________________














                                 ALLEN & OVERY
                                    London
                                 ICM:662303.6





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                                   CONTENTS

CLAUSE                                                                     PAGE

1.  Definitions and Interpretation............................................2
2.  Amendments................................................................2
3.  Miscellaneous.............................................................4

SIGNATORIES...................................................................5